CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated May 24, 2019 relating to DSG Global, Inc.’s consolidated financial statements as of December 31, 2018. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ BUCKLEY DODDS LLP
Vancouver, Canada

June 21, 2019